Exhibit 12.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a)/RULE 15d-14(a) under

the Exchange Act

I, Asaf Berenstin, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 20-F for the year ended December 31, 2014 of Formula Systems (1985) Ltd. (the “Registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report.

Date: June 30, 2015

/s/ Asaf Berenstin
Asaf Berenstin
Chief Financial Officer
(Principal Financial and Accounting Officer)